EXHIBIT 23

CONSENT OF ACCOUNTANTS

           We consent to the incorporation by reference in the Registration Statements of MSB Financial, Inc.'s (the "Company's") Recognition and Retention Plan (File No. 333-2234), 1995 Stock Option and Incentive Plan (File No. 333-2232) and 1997 Stock Option and Incentive Plan (File No. 333-71837) on Form S-8 of our report, dated August 3, 2001, on the consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

/s/ Crowe, Chizek and Company LLP

Grand Rapids, Michigan
September 26, 2001